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                                                                       Exhibit 1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 333-60203) pertaining to the Abercrombie & Fitch Co. Savings and Retirement Plan of our report dated June 26, 2002, with respect to the financial statements and supplemental schedules of the Abercrombie & Fitch Co. Savings and Retirement Plan included in this annual report (Form 11-K) for the year ended December 31, 2001.


/S/ ARY & ROEPCKE


Columbus, Ohio
July 11, 2002




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